EXHIBIT 99.1

Steel Partners Holdings Reports Fourth Quarter and Full Year Results

Fourth Quarter 2024 Results

•Revenue totaled $497.9 million, an increase of 6.6% as compared to the same period in the prior year
•Net income was $74.6 million, an increase of 74.7% as compared to the same period in the prior year
•Net income attributable to common unitholders was $74.6 million, or $3.40 per diluted common unit
•Adjusted EBITDA* totaled $84.7 million; Adjusted EBITDA margin* was 17.0%
•Net cash used in operating activities was $4.9 million
•Adjusted free cash flow* totaled $72.5 million
•Total debt was $119.7 million; net cash,* which also includes our pension and preferred unit liabilities, less cash, pension asset, and investments, totaled $62.2 million

Full Year 2024 Results

•Revenue totaled $2.0 billion, an increase of 6.4% as compared to the same period in the prior year
•Net income was $271.2 million, an increase of 76.1% as compared to the same period in the prior year
•Net income attributable to common unitholders was $261.6 million, or $11.38 per diluted common unit
•Adjusted EBITDA* totaled to $303.0 million; Adjusted EBITDA margin* was 14.9%
•Net cash provided by operating activities was $363.3 million
•Adjusted free cash flow* totaled $169.3 million

NEW YORK, N.Y., March 11, 2025 - Steel Partners Holdings L.P. (NYSE: SPLP) (the "Company"), a diversified global holding company, today announced operating results for the fourth quarter and year ended December 31, 2024. The financial results of Steel Connect, Inc. ("Steel Connect" or "STCN") have been included in the Company's consolidated financial statements since the exchange transaction on May 1, 2023.

Unaudited
Q4 2024	Q4 2023	($ in thousands)	FY 2024	FY 2023
$497,920	$466,907	Revenue	$2,027,848	$1,905,457
74,602	42,697	Net income	271,222	154,002
74,577	41,261	Net income attributable to common unitholders	261,562	150,829
84,697	59,358	Adjusted EBITDA*	303,017	240,559
17.0%	12.7%	Adjusted EBITDA margin*	14.9%	12.6%
9,251	14,784	Purchases of property, plant and equipment	64,963	51,451
72,461	87,587	Adjusted free cash flow*	169,257	235,980

*    See reconciliations to the nearest GAAP measure included in the financial tables. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of these non-GAAP measures.

"We're proud to report record revenue this year, with particularly strong results in our diversified industrial and financial services businesses," said Executive Chairman Warren Lichtenstein. "We grew EBITDA by staying focused on what we do best – delivering quality products to our customers. Our team's commitment to continuous improvement and operational excellence drove these results for all our stakeholders."

Results of Operations

Comparisons of the Three Months and Years Ended December 31, 2024 and 2023

	Unaudited
(Dollar amounts in table in thousands, unless otherwise indicated)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$497,920	$466,907	$2,027,848	$1,905,457
Cost of goods sold	279,426	269,040	1,152,355	1,103,017
Selling, general and administrative expenses	134,824	128,708	547,125	504,960
Asset impairment charges	141	536	671	865
Interest expense	2,941	2,466	8,015	18,400
Realized and unrealized losses (gains) on securities, net	5,977	(923)	2,983	(7,074)
Gains from sales of businesses	—	(58)	—	(58)
All other expenses, net *	15,750	27,474	93,117	124,141
Total costs and expenses	439,059	427,243	1,804,266	1,744,251
Income before income taxes and equity method investments	58,861	39,664	223,582	161,206
Income tax (benefit) provision	(21,349)	33	(53,255)	(1,674)
Loss (income) of associated companies, net of taxes	5,608	(3,066)	5,615	8,878
Net income	74,602	42,697	271,222	154,002
Net income attributable to noncontrolling interests in consolidated entities	(25)	(1,436)	(9,660)	(3,173)
Net income attributable to common unitholders	$74,577	$41,261	$261,562	$150,829
* includes finance interest, provision (benefit) for credit losses, and other expenses (income) from the consolidated statements of operations

Revenue

Revenue for the three months ended December 31, 2024 increased $31.0 million, or 6.6%, as compared to the same period last year. The increase in the 2024 period was primarily driven by higher net sales of $22.0 million or 8.0% from the Diversified Industrial segment and higher revenue of $4.1 million, or 9.1%, and $3.3 million, or 2.9%, from the Supply Chain and Financial Services segments, respectively.

Revenue in the year ended December 31, 2024 increased $122.4 million, or 6.4%, as compared to 2023, as a result of higher net sales of $49.0 million, or 4.1%, from the Diversified Industrial segment and higher revenue of $37.3 million, or 9.0% from the Financial Services segment, as well as the favorable impact from the full year operating results of the Supply Chain segment, partially offset by lower revenue of $34.4 million, or 19.2% from the Energy segment.

Cost of Goods Sold

Cost of goods sold for the three months ended December 31, 2024 increased $10.4 million, or 3.9%, as compared to the same period last year. The increase in the 2024 period was primarily due to higher net sales from the Diversified Industrial discussed above.

Cost of goods sold in the year ended December 31, 2024 increased $49.3 million, or 4.5%, as compared to 2023, resulting from the full year operating results of the Supply Chain segment and higher net sales from the Diversified Industrial segment, partially offset by the impact of lower net revenue from the Energy segment.

Selling, General and Administrative Expenses

Selling, general and administrative expenses ("SG&A") for the three months ended December 31, 2024 increased $6.1 million, or 4.8%, as compared to the same period last year. The SG&A increase in the 2024 period was primarily driven by $6.8 million increase in the Financial Services segment primarily due to higher credit performance fees due to higher credit risk transfer balances.

SG&A in 2024 increased $42.2 million, or 8.4%, as compared to 2023. The SG&A increase was primarily driven by: (1) $29.3 million increase for the Financial Services segment primarily due to higher credit performance fees due to higher credit risk transfer balances and higher personnel expenses related to incremental headcount, and (2) $17.3 million increase for the Supply Chain segment due to impact of the full year operating results. These increases were partially offset by lower SG&A expenses of $3.3 million from the Energy segment due to favorable settlement of certain legal matters and, to a lesser extent, lower compensation expense, as compared to 2023.

Interest Expense

Interest expense for the three months ended December 31, 2024 and 2023 was $2.9 million and $2.5 million, respectively. Interest expense for the years ended December 31, 2024 and 2023 was $8.0 million and $18.4 million, respectively. The lower interest expense for the year ended December 31, 2024 was primarily due to significant lower average debt levels, partially offset by higher average interest rates.

Realized and Unrealized Losses (Gains) on Securities, Net

The Company recorded losses of $6.0 million for the three months ended December 31, 2024, as compared to gains of $0.9 million in 2023, and losses of $3.0 million and gains of $7.1 million for the years ended December 31, 2024 and 2023, respectively. The changes in realized and unrealized losses and gains on securities, net over the respective periods are primarily due to mark-to-market adjustments on the Company's portfolio of securities.

All Other Expenses, Net

All other expense, net totaled $15.8 million for the three months ended December 31, 2024, as compared to $27.5 million for the three months ended December 31, 2023. The decrease of all other expense, net for the three months ended December 31, 2024 was primarily due to lower finance interest expense of $6.6 million and lower provisions for credit losses of $6.3 million related to the Financial Service segment, as compared to the same period of 2023.

All other expense, net totaled $93.1 million for the year ended December 31, 2024, as compared to $124.1 million for the year ended December 31, 2023. The decrease in all other expense, net for the year ended December 31, 2024 was primarily due to lower provisions for credit losses of $44.1 million, partially offset by higher finance interest expense of $8.6 million related to the Financial Service segment, as compared to 2023.

Income Taxes

The Company recorded an income tax benefit of $21.3 million and income tax provision of $0.03 million for the three months ended December 31, 2024 and 2023, respectively. The lower effective tax rate for the three months ended December 31, 2024, is primarily due to a decrease in tax expense related to unrealized gains on investments from related parties that are eliminated for financial statement purposes.

For the year ended December 31, 2024, a tax benefit of $53.3 million was recorded, as compared to a tax benefit of $1.7 million in 2023. The Company's effective tax rate for the year ended December 31, 2024 was a benefit of 23.8% as compared to a benefit of 1.0% for the year ended December 31, 2023. The lower effective tax rate for the year ended December 31, 2024, was primarily attributable to the release of valuation allowances on the Company's net operating losses and the decrease in tax expense related to unrealized gains on investments from related parties that are eliminated for financial statement purposes. This benefit was partially offset by increases in income before income tax, the effective state income tax rates associated with the Company's operations, and the expiration of a portion of the Company's NOL carryforwards.

As a limited partnership, we are generally not responsible for federal and state income taxes, and our profits and losses are passed directly to our limited partners for inclusion in their respective income tax returns. The Company's tax provision represents the income tax expense or benefit of its consolidated corporate subsidiaries.

Loss (income) of Associated Companies, Net of Taxes

The Company recorded a loss from associated companies, net of taxes of $5.6 million for the three months ended December 31, 2024, as compared to a gain of $3.1 million for the same period of 2023. The Company recorded loss from associated companies, net of taxes, of $5.6 million in 2024, as compared to a loss of $8.9 million in 2023. The loss in both periods is primarily due to other-than-temporary impairments recognized on one of the Company's equity method investments.

Net Income

Net income for the three months ended December 31, 2024 was $74.6 million, as compared to $42.7 million for the same period in 2023. The increase in net income was primarily due to higher tax benefits and higher operating income in the

2024 period.

Net income for the year ended December 31, 2024 was $271.2 million, as compared to $154.0 million for the year ended December 31, 2023. The increase in net income was primarily due to higher operating income driven by higher total revenue and higher income tax benefits. See above explanations for further details.

Purchases of Property, Plant and Equipment (Capital Expenditures)

Capital expenditures for the three months ended December 31, 2024 totaled $9.3 million, or 1.9% of revenue, as compared to $14.8 million, or 3.2% of revenue, in the three months ended December 31, 2023. For the year ended December 31, 2024, capital expenditures were $65.0 million, or 3.2% of revenue, as compared to $51.5 million, or 2.7% of revenue, for the year ended December 31, 2023.

Additional Non-GAAP Financial Measures

Adjusted EBITDA for the three months ended December 31, 2024 was $84.7 million, as compared to $59.4 million for the same period in 2023. Adjusted EBITDA margin increased to 17.0% in the quarter from 12.7% in the three months ended December 31, 2023. Higher Adjusted EBITDA during the 2024 period was primarily due to the higher operating income as a result of higher revenue across all segments, as compared to the same period of 2023. Adjusted free cash flow was $72.5 million for the three months ended December 31, 2024, as compared to $87.6 million for the same period in 2023.

For the year ended December 31, 2024, Adjusted EBITDA and Adjusted EBITDA margin were $303.0 million and 14.9%, respectively, as compared to $240.6 million and 12.6% in 2023. Adjusted EBITDA increased by $62.5 million primarily due to: 1) higher profit at the Financial Service segment, resulting from higher revenue impact and lower credit loss provisions, partially offset by higher finance interest and higher personnel costs; 2) favorable impact of the consolidated Supply Chain segment; and 3) higher operating income at the Diversified Industrial segment, resulting from higher net sales. These increases were partially offset by lower operating income impact at the Energy segment primarily resulting from lower rig hours. Adjusted free cash flow was $169.3 million, as compared to $236.0 million for the same period in 2023.

Liquidity and Capital Resources

As of December 31, 2024, the Company had $470.0 million in available liquidity under its senior credit agreement, as well as $263.4 million in cash and cash equivalents, excluding WebBank cash, and $84.7 million in long-term investments.

As of December 31, 2024, total debt was $119.7 million, a decrease of $71.7 million, as compared to December 31, 2023. As of December 31, 2024, net cash totaled $62.2 million, an increase of $5.9 million, as compared to December 31, 2023. Total leverage (as defined in the Company's senior credit agreement) was approximately 0.9x as of December 31, 2024 versus 1.5x as of December 31, 2023.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in various companies, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports. At Steel Partners, our culture and core values of Teamwork, Respect, Integrity, and Commitment guide our Kids First purpose, which is to forge a path of success for the next generation by instilling values, building character, and teaching life lessons through sports.

(Financial Tables Follow)

Consolidated Balance Sheets

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$404,442	$577,928
Trade and other receivables - net of allowance for doubtful accounts of $1,509 and $2,481, respectively	227,996	216,429
Loans receivable, including loans held for sale of $739,822 and $868,884, respectively, net	1,566,981	1,582,536
Inventories, net	195,617	202,294
Prepaid expenses and other current assets	48,649	48,169
Total current assets	2,443,685	2,627,356
Long-term loans receivable, net	231,262	386,072
Goodwill	145,670	148,838
Other intangible assets, net	97,280	114,177
Deferred tax assets	80,273	581
Other non-current assets	149,429	341,465
Property, plant and equipment, net	275,775	253,980
Pension asset	5,903	—
Operating lease right-of-use assets	66,297	76,746
Long-term investments	84,693	41,225
Total Assets	$3,580,267	$3,990,440
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$131,768	$131,922
Accrued liabilities	101,592	117,943
Deposits	1,483,241	1,711,585
Other current liabilities	101,768	103,682
Total current liabilities	1,818,369	2,065,132
Long-term deposits	173,801	370,107
Long-term debt	119,588	191,304
Other borrowings	1,632	15,065
Preferred unit liability	155,613	154,925
Accrued pension liabilities	16,447	46,195
Deferred tax liabilities	10,047	18,353
Long-term operating lease liabilities	53,134	61,790
Other non-current liabilities	58,212	62,161
Total Liabilities	2,406,843	2,985,032
Commitments and Contingencies
Capital:
Partners' capital common units: 19,078,201 and 21,296,067 issued and outstanding (after deducting 20,727,941 and 18,367,307 units held in treasury, at cost of $438,708 and $329,297, respectively	1,234,793	1,079,853
Accumulated other comprehensive loss	(102,381)	(121,223)
Total Partners' Capital	1,132,412	958,630
Noncontrolling interests in consolidated entities	41,012	46,778
Total Capital	1,173,424	1,005,408
Total Liabilities and Capital	$3,580,267	$3,990,440

Consolidated Statements of Operations

	Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Diversified Industrial net sales	$297,394	$275,394	$1,242,970	$1,193,964
Energy net revenue	35,837	34,218	145,019	179,438
Financial Services revenue	115,650	112,341	454,225	416,911
Supply Chain revenue	49,039	44,954	185,634	115,144
Total revenue	497,920	466,907	2,027,848	1,905,457
Costs and expenses:
Cost of goods sold	279,426	269,040	1,152,355	1,103,017
Selling, general and administrative expenses	134,824	128,708	547,125	504,960
Asset impairment charges	141	536	671	865
Finance interest expense	19,303	25,938	89,000	80,432
(Benefit) provision for credit losses	(2,419)	3,845	7,740	51,824
Interest expense	2,941	2,466	8,015	18,400
Gains from sales of businesses	—	(58)	—	(58)
Realized and unrealized losses (gains) on securities, net	5,977	(923)	2,983	(7,074)
Other income, net	(1,134)	(2,309)	(3,623)	(8,115)
Total costs and expenses	439,059	427,243	1,804,266	1,744,251
Income from operations before income taxes and equity method investments	58,861	39,664	223,582	161,206
Income tax (benefit) provision	(21,349)	33	(53,255)	(1,674)
Loss (income) of associated companies, net of taxes	5,608	(3,066)	5,615	8,878
Net income	74,602	42,697	271,222	154,002
Net income attributable to noncontrolling interests in consolidated entities	(25)	(1,436)	(9,660)	(3,173)
Net income attributable to common unitholders	$74,577	$41,261	$261,562	$150,829
Net income per common unit - basic
Net income attributable to common unitholders	$3.92	$1.94	$13.07	$7.04
Net income per common unit - diluted
Net income attributable to common unitholders	$3.40	$1.75	$11.38	$6.43
Weighted-average number of common units outstanding - basic	19,018,824	21,250,547	20,006,429	21,433,900
Weighted-average number of common units outstanding - diluted	22,809,504	25,348,229	24,053,388	25,356,796

Consolidated Statements of Cash Flows

(in thousands)	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$271,222	$154,002
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	7,740	51,824
Loss of associated companies, net of taxes	5,615	8,878
Realized and unrealized losses (gains) on securities, net	2,983	(7,074)
Gains from sale of businesses	—	(58)
Derivative gains on economic interests in loans	(5,940)	(4,713)
Non-cash pension expense	5,326	11,806
Deferred income taxes	(93,912)	(30,069)
Depreciation and amortization	59,310	56,565
Non-cash lease expense	23,081	18,377
Equity-based compensation	2,228	1,617
Asset impairment charges	671	865
Other	1,351	4,166
Net change in operating assets and liabilities:
Trade and other receivables	(11,948)	4,802
Inventories	6,116	19,247
Prepaid expenses and other assets	4,807	(7,718)
Accounts payable, accrued and other liabilities	(44,430)	4,914
Net decrease (increase) in loans held for sale	129,062	(266,209)
Net cash provided by operating activities	363,282	21,222
Cash flows from investing activities:
Purchases of investments	(142,412)	(208,836)
Proceeds from maturities of investments	263,459	45,731
Proceeds from sales of investments	20,619	213,319
Principal repayment on Steel Connect Convertible Note	—	1,000
Loan originations, net of collections	32,670	(208,571)
Purchases of property, plant and equipment	(64,963)	(51,451)
Proceeds from sale of property, plant and equipment	2,093	1,846
Increase in cash upon consolidation of Steel Connect	—	65,896
Other	(305)	(1,136)
Net cash provided by (used in) investing activities	111,161	(142,202)
Cash flows from financing activities:
Net revolver (repayments) borrowings	(71,648)	11,115
Repayments of term loans	(68)	(67)
Purchases of the Company's common units	(109,411)	(20,040)
Purchases of the Company's preferred units	(1,945)	—
Net decrease in other borrowings	(11,814)	(26,486)
Distribution to preferred unitholders	(9,519)	(9,633)
Purchase of subsidiary shares from noncontrolling interests	(16,181)	(2,934)
Tax withholding related to vesting of restricted units	(1,077)	(605)
Net (decrease) increase in deposits	(424,649)	513,211
Net cash (used in) provided by financing activities	(646,312)	464,561
Net change for the period	(171,869)	343,581
Effect of exchange rate changes on cash and cash equivalents	(1,617)	(101)
Cash and cash equivalents at beginning of period	577,928	234,448
Cash and cash equivalents at end of period	$404,442	$577,928

Supplemental Balance Sheet Data

(in thousands, except common and preferred units)	December 31,	December 31,
	2024	2023
Cash and cash equivalents	$404,442	$577,928
WebBank cash and cash equivalents	141,092	170,286
Cash and cash equivalents, excluding WebBank	$263,350	$407,642
Common units outstanding	19,078,201	21,296,067
Preferred units outstanding	6,341,247	6,422,128

Supplemental Non-GAAP Disclosures

Adjusted EBITDA Reconciliation:

	Unaudited
(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$74,602	$42,697	$271,222	$154,002
Income tax (benefit) provision	(21,349)	33	(53,255)	(1,674)
Income from operations before income taxes	53,253	42,730	217,967	152,328
Add (Deduct):
Loss (income) of associated companies, net of taxes	5,608	(3,066)	5,615	8,878
Realized and unrealized losses (gains) on securities, net	5,977	(923)	2,983	(7,074)
Interest expense	2,941	2,466	8,015	18,400
Depreciation	11,231	10,756	42,231	39,978
Amortization	4,240	4,376	17,079	16,587
Non-cash asset impairment charges	141	536	671	865
Non-cash pension expense	1,127	2,858	5,326	11,806
Non-cash equity-based compensation	559	610	2,171	1,617
Gains from sales of businesses	—	(58)	—	(58)
Other items, net	(380)	(927)	959	(2,768)
Adjusted EBITDA	$84,697	$59,358	$303,017	$240,559

Total revenue	$497,920	$466,907	$2,027,848	$1,905,457
Adjusted EBITDA margin	17.0%	12.7%	14.9%	12.6%

Net Cash (Debt) Reconciliation:

(in thousands)	December 31,	December 31,
	2024	2023
Total debt	$(119,655)	$(191,371)
Accrued pension liabilities	(16,447)	(46,195)
Preferred unit liability, including current portion	(155,613)	(154,925)
Cash and cash equivalents, excluding WebBank	263,350	407,642
Pension assets	5,903	—
Long-term investments	84,693	41,225
Net cash	$62,231	$56,376

Adjusted Free Cash Flow Reconciliation:

	Unaudited
(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash (used in) provided by operating activities of continuing operations	$(4,891)	$9,547	$363,282	$21,222
Purchases of property, plant and equipment	(9,251)	(14,784)	(64,963)	(51,451)
Net increase (decrease) in loans held for sale	86,603	92,824	(129,062)	266,209
Adjusted free cash flow	$72,461	$87,587	$169,257	$235,980

Segment Results

	Unaudited
(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Diversified Industrial	$297,394	$275,394	$1,242,970	$1,193,964
Energy	35,837	34,218	145,019	179,438
Financial Services	115,650	112,341	454,225	416,911
Supply Chain	49,039	44,954	185,634	115,144
Total revenue	$497,920	$466,907	$2,027,848	$1,905,457

Income (loss) before interest expense and income taxes:
Diversified Industrial	$19,301	$9,922	$85,476	$70,937
Energy	4,060	1,008	12,209	16,247
Financial Services	35,404	26,002	116,250	74,248
Supply Chain	7,042	2,880	15,912	8,726
Corporate and other	(9,613)	5,384	(3,865)	570
Income before interest expense and income taxes	56,194	45,196	225,982	170,728
Interest expense	2,941	2,466	8,015	18,400
Income tax (benefit) provision	(21,349)	33	(53,255)	(1,674)
Net income	$74,602	$42,697	$271,222	$154,002

Loss (income) of associated companies, net of taxes:
Corporate and other	$5,608	$(3,066)	$5,615	$8,878
Total	$5,608	$(3,066)	$5,615	$8,878

Segment depreciation and amortization:
Diversified Industrial	$10,855	$11,091	$42,598	$41,424
Energy	2,150	2,333	8,632	10,065
Financial Services	218	205	838	835
Supply Chain	1,498	1,335	5,643	3,569
Corporate and other	750	168	1,599	672
Total depreciation and amortization	$15,471	$15,132	$59,310	$56,565

Segment Adjusted EBITDA:
Diversified Industrial	$31,093	$24,376	$136,315	$124,746
Energy	5,786	2,113	19,821	24,630
Financial Services	35,663	26,207	117,189	73,780
Supply Chain	8,737	4,373	22,331	13,179
Corporate and other	3,418	2,289	7,361	4,224
Total Adjusted EBITDA	$84,697	$59,358	$303,017	$240,559

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the U.S. Securities and Exchange Commission ("SEC,"), including "Adjusted EBITDA," "Adjusted EBITDA margin," "Net Cash (Debt)" and "Adjusted Free Cash Flow." The Company is presenting these non-GAAP financial measurements because it believes that these measures provide useful information to investors about the Company's business and its financial condition. The Company believes these measures are useful to investors because they are measures used by the Company's Board of Directors and management to evaluate its ongoing business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as internal profitability measures, as components in assessing liquidity and evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as elements in determining executive compensation.

The Company defines Adjusted EBITDA as net income or loss from continuing operations before the effects of income or loss from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized and unrealized gains or losses on investments, and excludes certain non-recurring and non-cash items. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

The Company defines Net Cash (Debt) as the sum of total debt, loan guarantee liability, accrued pension liabilities and preferred unit liability, less the sum of cash and cash equivalents (excluding those used in WebBank's banking operations), marketable securities, and long-term investments.

The Company defines Adjusted Free Cash Flow as net cash provided by or used in operating activities of continuing operations less the sum of purchases of property, plant and equipment, and net increases or decreases in loans held for sale.

However, the measures are not measures of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from these measures are significant components in understanding and assessing financial performance. Therefore, these non-GAAP financial measurements should not be considered substitutes for net income or loss, total debt, or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses on investments, interest expense, and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;
•Adjusted EBITDA does not reflect income or loss from the Company's investments in associated companies and other investments held at fair value;
•Adjusted EBITDA does not reflect the Company's interest expense;
•Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;
•Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;
•Adjusted EBITDA does not include non-cash charges for pension expense and equity-based compensation;
•Adjusted EBITDA does not include amounts related to noncontrolling interests in consolidated entities;
•Adjusted EBITDA does not include certain other non-recurring and non-cash items; and
•Adjusted EBITDA does not include the Company's discontinued operations.

In addition, Net Cash (Debt) assumes the Company's cash and cash equivalents (excluding those used in WebBank's banking operations), marketable securities, and long-term investments are immediately convertible in cash and can be used to reduce outstanding debt without restriction at their recorded fair value, while Adjusted Free Cash Flow excludes net increases or decreases in loans held for sale, which can vary significantly from period-to-period since these loans are typically sold after origination and thus represent a significant component in WebBank's operating cash flow requirements.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and using these measures only as supplemental information. The Company believes that consideration of Adjusted EBITDA, Net Cash (Debt), and Adjusted Free Cash Flow, together with a careful review of its U.S. GAAP financial measures, is a well-informed method of analyzing SPLP. Because Adjusted EBITDA, Net Cash (Debt), and Adjusted Free Cash Flow are not measurements determined in accordance with U.S. GAAP and are susceptible to varying calculations, Adjusted EBITDA, Net Cash (Debt), and Adjusted Free Cash Flow, as presented, may not be comparable to other similarly titled measures of other companies.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-looking statements by using words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," and similar expressions. These forward-looking statements are only predictions based upon the Company's current expectations and projections about future events, and are based on information currently available to the Company and are subject to risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2025 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: disruptions to the Company's business as a result of economic downturns; the negative impact of inflation, and supply chain disruptions; the significant volatility of crude oil and commodity prices, including from the ongoing Russia-Ukraine war or the disruptions caused by the ongoing conflict between Israel and Hamas; the effects of rising interest rates; the Company's subsidiaries' sponsor defined pension plans, which could subject the Company to future cash flow requirements; the ability to comply with legal and regulatory requirements, including environmental, health and safety laws and regulations, banking regulations and other extensive requirements to which the Company and its businesses are subject; risks associated with the Company's wholly-owned subsidiary, WebBank, as a result of its Federal Deposit Insurance Corporation ("FDIC") status, highly-regulated lending programs, and capital requirements; the ability to meet obligations under the Company's senior credit facility through future cash flows or financings; the risk of events affecting the financial services industry, including the closures or other failures of several large banks; the risk of management diversion, increased costs and expenses, and impact on profitability in connection with the Company's business strategy to make acquisitions; the impact of losses in the Company's investment portfolio; the Company's ability to protect its intellectual property rights and obtain or retain licenses to use others' intellectual property on which the Company relies; the Company's exposure to risks inherent to conducting business outside of the U.S.; the impact of any changes in U.S. trade policies; the adverse impact of litigation or compliance failures on the Company's profitability; a significant disruption in, or breach in security of, the Company's technology systems or protection of personal data; the loss of any significant customer contracts; the Company's ability to maintain effective internal control over financial reporting; the rights of unitholders with respect to voting and maintaining actions against the Company or its affiliates; potential conflicts of interest arising from certain interlocking relationships amount us and affiliates of the Company's Executive Chairman; the Company's dependence on the Manager and impact of the management fee on the Company's total partners' capital; the Company's ability to continue to comply with the listing standards of the New York Stock Exchange; the impact to the development of an active market for the Company's units due to transfer restrictions and other factors; the Company's tax treatment and its subsidiaries’ ability to fully utilize their tax benefits; the potential negative impact on our operations of changes in tax rates, laws or regulations, including U.S. government tax reform; the loss of essential employees; and other risks detailed from time to time in filings we make with the SEC. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2024 and subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, for information regarding risk factors that could affect the Company's results. Any forward-looking statement made in this press release speaks only as of the date hereof, and investors should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Investor Relations Contact

Jennifer Golembeske
212-520-2300
jgolembeske@steelpartners.com